FELDMAN & ELLENOFF
                       Counselors at Law
                       200 Madison Avenue
                 New York, New York 10016-3903








     The consent of Feldman & Ellenoff, special tax counsel to Oneita Industries, Inc., to the reference to their name under the caption "Certain Federal Income Tax Considerations" and "Legal Matters" in the Oneita Industries, Inc. Registration Statement (Form S-3) for the registration of 1,607,143 shares of common stock and 6,878,506 rights to purchase such shares, is hereby granted.



                                   /s/ Feldman & Ellenoff
                                   Feldman & Ellenoff


New York, New York
February 2, 1996